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                                                                   Exhibit 99(e)

POSCO HULS CO., LTD.

Statements of Cash Flows

Years ended December 31, 1998, 1997 and 1996

(in thousands of U.S. dollars)

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                                                                                         1998        1997        1996
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
Cash flows from operating activities:
   Net earnings (loss)                                                              $     (31,989)      5,970      57,025
   Adjustments to reconcile net earnings (loss) to cash
     provided by operating activities:
        Foreign translation loss (gain), net                                                   45         658      11,631
        Loss on disposition of fixed assets, net                                               45         486       2,392
        Depreciation and amortization                                                      39,942      69,574      59,723
        Provision for retirement and severance benefits                                     1,930       3,039       3,103
        Contribution to National Pension Fund                                                (423)       (287)       (223)
        Payment for retirement and severance benefits                                        (197)       (352)       (304)
        Decrease (increase) in notes and accounts receivable                                8,302      (8,164)     (7,927)
        Decrease (increase) in prepaid expenses and
          other current assets                                                                614      (1,232)      1,202
        Decrease (increase) in inventories                                                 10,913      (9,965)    (27,646)
        Increase (decrease) in trade notes and accounts payable                             2,618       3,273        (639)
        Increase (decrease) in accrued expenses and
          other current liabilities                                                           (66)       (685)      1,914
        Other, net                                                                            482         118         579
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Net cash provided by operating activities                                                  32,216      62,433     100,830
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Cash flows from investing activities:
   Additions to fixed assets                                                              (12,720)    (39,020)    (65,032)
   Purchase of marketable securities                                                       (5,494)          -      (3,714)
   Proceeds from sale of fixed assets                                                         432         380          30
   Proceeds from disposition of marketable securities                                       4,731       2,518         232
   Increase in investments, other assets and deferred charges                              (1,744)     (2,159)     (7,499)
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Net cash used in investing activities                                                     (14,795)    (38,281)    (75,983)
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Cash flows from financing activities:
   Proceeds from bank overdraft and short-term borrowings                                  13,815      14,427      20,031
   Repayments of bank overdraft and short-term borrowings                                 (20,863)     (2,245)    (18,004)
   Proceeds from issuance of bonds, net of discounts                                       56,818           -           -
   Proceeds from long-term debt                                                             2,300      26,356      36,922
   Repayment of long-term debt                                                            (43,623)    (41,138)    (48,873)
   Payment of dividends                                                                         -     (28,156)          -
   Increase (decrease) in accounts payable - other                                         (4,512)      3,123      (6,679)
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Net cash provided by (used in) financing activities                                         3,935     (27,633)    (16,603)
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Net increase (decrease) in cash and cash
     equivalents                                                                           21,356      (3,481)      8,244

Effect of changes in exchange rates                                                        18,475     (17,647)     (3,357)

Cash and cash equivalents at beginning of year                                             20,217      41,345      36,458
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Cash and cash equivalents at end of year                                            $      60,048      20,217      41,345
=========================================================================================================================

Supplemental disclosure of cash flow information: Cash paid during the year for:
     Income taxes                                                                   $         795       1,772       3,233
     Interest                                                                              16,979       2,059      18,487
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Supplemental schedule of non-cash investing and financing activities:
     Capital lease obligations incurred and additions to
        leased equipment                                                            $           -           -      15,712
=========================================================================================================================
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See accompanying notes to financial statements.